UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Notes and the Indenture

On May 13, 2020, Veeco Instruments Inc. (the “Company”) priced its private offering of $125 million in aggregate principal amount of 3.75% Convertible Senior Notes due 2027 (the “Notes”). In addition, the Company granted the initial purchasers in the offering (the “Initial Purchasers”) a 30-day option to purchase an additional $18.75 million in aggregate principal amount of Notes. On May 18, 2020, the Company completed its private offering of $125 million aggregate principal amount of the Notes. The Notes are senior unsecured obligations of the Company.

The net proceeds from the offering were approximately $121.9 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. If the Initial Purchasers exercise their option to purchase additional Notes in full, the Company expects the net proceeds of the offering to be approximately $140.3 million.  The Company used approximately $10.3 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below) and approximately $81.2 million of the net proceeds to repurchase and retire approximately $88.3 million in aggregate principal amount of its outstanding 2.70% convertible senior notes due 2023 in separate, privately negotiated transactions effected by one or more of the Initial Purchasers or their affiliates concurrently with the pricing of the Notes. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes. If the Initial Purchasers exercise their option to purchase additional Notes, the Company intends to use the net proceeds from the sale of such additional Notes to enter into additional Capped Call Transactions and the remaining net proceeds from the sale of such additional Notes for general corporate purposes.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated May 18, 2020 (the “Indenture”), with U.S. Bank National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on June 1, 2027, unless earlier redeemed, repurchased or converted in accordance with their terms. The Notes will bear interest from May 18, 2020 at a rate of 3.75% per year payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding October 1, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 1, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 71.5372 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $13.98 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 32.5% to the $10.55 per share closing price of the Company’s common stock on The Nasdaq Global Select Market on May 13, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

The Company may not redeem the Notes prior to June 6, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 6, 2024 if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect on (i) each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption and (ii) the trading day immediately preceding the date it sends such notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The description of the Indenture contained herein is qualified in its entirety by reference to the text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on May 13, 2020, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with Barclays Bank PLC, Société Générale and Wells Fargo Bank, National Association (the “Capped Call Counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the aggregate principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be approximately $18.46 per share and is subject to certain adjustments under the terms of the capped call confirmations.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of capped call confirmations relating to the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes were sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a) (9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of May 18, 2020, between Veeco Instruments Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 3.75% Convertible Senior Notes due 2027 (included in Exhibit 4.1)
10.1	Form of Capped Call Confirmation.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2020
VEECO INSTRUMENTS INC.

	By:	/s/ Kirk Mackey
	Name:	Kirk Mackey
	Title:	Vice President, Head of Legal and Secretary